UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 18, 2010

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 18, 2010, Albany Molecular Research, Inc. (the "Company") received a warning letter, dated August 17, 2010, from the U.S. Food and Drug Administration (FDA) in connection with the FDA's inspection of the Company's pharmaceutical manufacturing facility located in Burlington, MA, which occurred in March 2010, and was responded to on April 21, 2010 in a letter to the FDA.  The Company acquired the facility on June 14, 2010.

The Company, following its long-standing practice of maintaining the highest quality standards possible, immediately began addressing the FDA’s concerns, revealed during the Company’s due diligence process, by placing all quality related functions under the oversight of AMRI’s quality control group upon the acquisition of the facility.  The warning letter does not restrict production or shipment of products from the facility.

The Company takes this matter seriously and intends to respond fully, and in a timely manner, to the FDA's warning letter. Until the violations are corrected, the Company’s Burlington facility may be subject to additional regulatory action by the FDA, including the withholding of approval of new drug applications, seizure, injunction, and/or civil monetary penalties. Any such actions could significantly disrupt our ongoing business and operations and have a material adverse impact on our financial position and operating results. There can be no assurance that the FDA will be satisfied with the Company's response.   A copy of the letter from the FDA will be posted at www.fda.gov.

The information in this Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2010	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration, Chief Financial Officer and Treasurer